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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                           Percent         Jurisdiction of
                                                                               of           Incorporation
          Parent                             Subsidiary                   Ownership        or Organization
-------------------------           ----------------------------        -------------     ------------------
First SecurityFed Financial, Inc.   First Security Federal                  100%                Federal
                                     Savings Bank

First Security Federal              Western Security                        100%               Illinois
 Savings Bank                        Corporation

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